EXHIBIT 12


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Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges

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                                                                                    Six Months Ended
                                                                                        June 30,
(Dollars in millions)                                                             2002              2001
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Income:
   Income before provision for income taxes                                $        138.4    $        127.6
    Fixed charges                                                                   191.8             168.4
                                                                           ------------------------------------
    Income before provision for income taxes and fixed charges             $        330.2    $        296.0
                                                                           ====================================

Fixed charges:
    Interest expense                                                       $        189.1    $        165.6
    Preferred stock dividend requirement(1)                                           2.7               2.8
                                                                           ------------------------------------
                                                                           $        191.8    $        168.4
                                                                           ====================================

Ratio of income before provision for income taxes and fixed
    charges to fixed charges                                                       1.72              1.76
                                                                           ====================================

     (1) Reflects a pre-tax basis.

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